EXHIBIT 21

                        SUBSIDIARIES OF CHS ELECTRONICS

1. CHS Electronics, Inc., a Nevada corporation ("CHS Nevada") and a wholly-owned subsidiary of CHS Electronics, Inc., a Florida corporation ("CHS Florida").

2. Zemex Electronics International, Inc., a Connecticut corporation ("Zemex") and a wholly-owned subsidiary of CHS Florida.

3. BEK International, Inc. d.b.a. CHS BEK, a Florida corporation and a wholly-owned subsidiary of CHS Florida.

4. MIFINCO, Inc., a Delaware corporation ("MIFINCO") and a wholly-owned subsidiary of CHS Florida.

5. Merisel France, Inc., a Delaware corporation, and a wholly-owned subsidiary of CHS Florida.

6. CHS Electronics Ges.m.b.H., a limited liability company formed under the laws of Austria and a wholly-owned subsidiary of CHS Florida.

7. CHS Electronics Benelux N.V., a limited liability company formed under the laws of Belgium and a wholly-owned subsidiary of CHS Nevada.

8. CHS Bulgaria Ltd, a limited liability company formed under the laws of Bulgaria and a wholly-owned subsidiary of CHS Nevada.

9. CHS Elektronika d.o.o., a company formed under the laws of Croatia and a wholly-owned subsidiary of CHS Florida.

10. CHS Czechia s.r.o., a limited liability company formed under the laws of the Czech Republic and a wholly-owned subsidiary of CHS Nevada.

11. CHS Electronics PLC, a limited liability company formed under the laws of England and a wholly-owned subsidiary of CHS Nevada.

12. Merisel (U.K.) Limited, a limited liability company formed under the laws of England ("Merisel (U.K.)") and a wholly-owned subsidiary of CHS Florida.

13. CHS Electronics Finland OY, a limited liability company formed under the laws of Finland and a wholly-owned subsidiary of CHS Nevada.

14. CHS France S.A., a limited liability company formed under the laws of France and a wholly-owned subsidiary of CHS Nevada [6 of 648,000 shares are held by "nominees"].

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15.   Merisel France, SNC, a French  partnership,  97% of the capital of which is owned by Merisel France, Inc. and 3% of which is owned by MIFINCO.

16. CHS Electronics Vertrieb GmbH, a limited liability company formed under the laws of Germany and a wholly-owned subsidiary of CHS Nevada.

17. CHS Electronic Deutschland GmbH, f/k/a Merisel, GmbH, a limited liability company formed under the laws of Germany ("CHS Deutschland") and a wholly-owned subsidiary of CHS Florida.

18. Merisel Factoring GMBH, a German limited liability company and a wholly-owned subsidiary of CHS Deutschland.

19. CHS Hungary Kft, a limited liability company formed under the laws of Hungary of which CHS Nevada owns a 51% interest.

20. CHS Baltic, a foreign capital company formed under the laws of Lithuania and a wholly-owned subsidiary of CHS Nevada.

21. Merisel Netherlands B.V., a private limited liability company organized and existing under the laws of The Netherlands and a wholly-owned subsidiary of CHS Florida.

22. ABC Data, Limited, a limited liability company formed under the laws of Jersey and a wholly-owned subsidiary of CHS Nevada.

23. ABC Data z.o.o., a limited liability company formed under the laws of Poland and wholly-owned subsidiary of ABC Data, Limited.

24. CHS Next D.S., a limited liability company formed under the laws of the country of Portugal and a wholly-owned subsidiary of CHS Nevada.*

25. Computer Software and Hardware Ltd., a company formed under the laws of the Isle of Man and a wholly-owned subsidiary of CHS Florida.

26. Computer Hardware and Software Ltd., a company formed under the laws of Russia and a wholly-owned subsidiary of CHS Florida.

27. CHS Slovakia SRO, a company formed under the laws of Slovakia and a wholly-owned subsidiary of CHS Florida.

28. CHS Sweden AB, a limited liability company formed under the laws of Sweden and a wholly-owned subsidiary of CHS Nevada.

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29.   CHS Finance SA, a limited liability company formed under the laws of
      Switzerland and a wholly-owned subsidiary of CHS Florida.

30. Wyrsch Trading A.G., a corporation formed under the laws of Switzerland and a wholly-owned subsidiary of CHS Florida.

31. Merisel Latin America, Inc., a Delaware corporation, and a wholly-owned subsidiary of Zemex.

32. Merisel Argentina, S.A., a corporation formed under the laws of Argentina and a wholly-owned subsidiary of Merisel Latin America, Inc.

33. Promark de Argentina SRL, a limited liability partnership formed under the laws of Argentina, all of the capital of which is owned by Zemex.*

34. Via Brazil & Informatica Ltda, a limited liability company formed under the laws of Brazil and a wholly-owned subsidiary of Zemex.

35. Comercial Promark Chile LTDA, a limited liability company formed under the laws of Chile, all of the capital of which is owned by CHS Florida and Zemex.

36. Infocentro Chile S.A., a corporation formed under the laws of Chile, of which Comercial Promark Chile LTDA owns a 51% interest.

37. CHS Promark Colombia Ltda., a limited liability company formed under the laws of Colombia, all of the capital of which is owned by CHS Florida (25,939 quotas) and Zemex (2,573,604 quotas).*

38. Merisel Mexico, S.A. de C.V., a corporation formed under the laws of Mexico and a wholly-owned subsidiary of CHS Florida.

39. Merisel Services, S.A. de C.V., a corporation formed under the laws of Mexico and a wholly-owned subsidiary of Merisel Mexico, S.A. de C.V.

40. CHS Promark Peru S.A., a corporation formed under the laws of Peru of which Zemex owns a 60% interest.

41. Masimar Sociedad Anonima, a commercial anonymous society organized under the laws of Uruguay of which Zemex owns a 51% interest.

42. CHS Promark Venezuela C.A., a company formed under the laws of Venezuela and a wholly-owned subsidiary of Zemex.

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* Except for director's qualifying shares.